Exhibit 23.9

Deloitte Touche Tohmatsu Av. Presidente Wilson, 231 - 8° e 22° andares 20030-021 - Rio de Janeiro - RJ Brasil

Telefone : (21) 3981-0500 Fac-simile: (21) 3981-0600 www.deloitte.com.br	Deloitte Touche Tohmatsu

CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the inclusion in and/or incorporation by reference into the Registration Statement on Form F-4 of Vale Overseas Limited and Companhia Vale do Rio Doce and all amendments thereto, of our report dated January 25, 2002 on the financial statements of Docepar S.A. as of December 31, 2001 and 2000, and to the filing of this consent as an exhibit to such Registration Statement.

/s/ Deloitte Touche Tohmatsu

Deloitte Touche Tohmatsu

Rio de Janeiro - RJ

October 9th, 2003